UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2024
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	98-1773351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, Flex Ltd. (the “Company”) announced that, effective January 6, 2025 (the “Effective Date”), Kevin S. Krumm has been appointed Chief Financial Officer of the Company. In connection with Mr. Krumm’s appointment, Jaime Martinez will cease to serve as the Company’s Interim Chief Financial Officer as of the Effective Date.

Mr. Krumm, age 50, has served as Executive Vice President and Chief Financial Officer of APi Group Corporation, a global life safety services provider specializing in fire safety and security, a position he has held since September 2021. Prior to that, since December 2019, Mr. Krumm served as Corporate Treasurer and Senior Vice President of Global Financial Shared Services for Ecolab Inc., a global manufacturer of water, hygiene and infection prevention solutions. During his 15-year tenure at Ecolab, Mr. Krumm also held roles leading the Industrial segment finance team, regional finance teams in Europe, the Middle East and Africa, Asia and Latin America, and leading international integration efforts for a major acquisition. He began his career in public accounting working for consulting firms PwC, Arthur Andersen and Deloitte, with a heavy emphasis on M&A and corporate finance. Mr. Krumm holds a bachelor’s degree in Accounting from the University of Northern Iowa and an MBA from the University of Chicago Booth School of Business. There is no arrangement or understanding between Mr. Krumm and any other person pursuant to which he was appointed Chief Financial Officer.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Krumm on November 18, 2024. Under the terms of the Offer Letter, Mr. Krumm’s annual base salary will be $832,000. Mr. Krumm will be eligible to participate in the Company’s annual incentive bonus plan, with a target annual bonus of 115% of base salary, and a maximum opportunity of 200% of target. Actual payout levels will be prorated and dependent upon Company performance and in accordance with the terms of the annual incentive bonus plan. Under the Company’s long-term share-based incentive compensation program for fiscal year 2026, Mr. Krumm will be granted an award comprised of 50% performance-based restricted share units (“PSUs”) and 50% service-based restricted share units (“RSUs”) having a target value in the aggregate as of the date of grant of $2,900,000. The RSUs will vest in three substantially equal annual installments on the first three anniversaries of the grant date, subject to continued employment through each vesting date. The PSUs will vest, subject to continued employment through the vesting date, based on the attainment of performance conditions over the next three fiscal years (with the number of shares that vest dependent on the level of achievement), consistent with the Company’s other executive officers. Mr. Krumm will also be eligible to participate in the Company’s Deferred Compensation Plan under which he may receive an annual Company contribution, based on Company performance, with a target amount of 30% of base salary. The fiscal year 2025 contribution will be based on Company performance and prorated based on service during fiscal year 2025. Additionally, Mr. Krumm will be credited with a one-time funding payment of $416,000 (50% of base salary) under the Deferred Compensation Plan, which will cliff vest on the fourth anniversary of the funding date, provided that Mr. Krumm remains employed by the Company through that date.

To compensate Mr. Krumm for certain forfeitures of incentive compensation upon leaving his current employer, Mr. Krumm will receive: (1) a one-time make-whole grant of RSUs having a grant date fair value of $5,800,000 which will vest in three substantially equal annual installments on the first three anniversaries of the grant date, subject to continued employment through each vesting date; and (2) a one-time sign-on cash bonus of $3,500,000, which he is required to repay if, within 24 months of the employment commencement date, he either voluntarily terminates his employment with the Company (other than for “Good Reason” (as defined in the Company’s Executive Severance Plan)) or the Company terminates his employment for “Cause” (as defined in the Company’s Executive Severance Plan). In connection with his relocation to the Austin, Texas area, the Company will provide Mr. Krumm with relocation benefits under the Company’s standard executive relocation policy.

Mr. Krumm’s employment may be terminated by Mr. Krumm or the Company at any time, with or without cause. Mr. Krumm will be eligible to participate in the Company’s Executive Severance Plan. Under the Executive Severance Plan, in the event that Mr. Krumm terminates his employment for Good Reason or the Company terminates his employment without Cause, Mr. Krumm would be entitled to receive the following benefits, subject to entering into and complying with a transition and release agreement in a form provided by the Company (the “Plan Transition Agreement”): (a) salary and benefits coverage continuation for the duration of the transition period in the Plan Transition Agreement; (b) pro-rated portion of annual bonus prior to the transition period, based on actual performance through the end of the performance period; and (c) service-based vesting RSUs, performance-based vesting PSUs and deferred compensation awards continued vesting during the transition period. Following the transition period, the Executive Severance Plan provides for accelerated vesting of RSUs and deferred compensation awards that would have vested during the one-year period following the transition period. Such accelerated vesting would be subject to Mr. Krumm’s signing a release of claims and compliance with post-termination covenants. All other unvested awards would be forfeited. During the transition period, Mr. Krumm would be required to discharge his transition duties and comply with other terms and conditions set forth in the Plan Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement, and cooperation provisions. Any violation of such obligations may result in cessation of benefits and trigger clawback rights of the Company.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2024.

Item 7.01 Regulation FD Disclosure.

On November 22, 2024, the Company issued a press release announcing the appointment of Mr. Krumm as Chief Financial Officer. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.
99.1	Press release, dated November 22, 2024, issued by Flex Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: November 22, 2024

	By:	/s/ Jaime Martinez
		Name:	Jaime Martinez
		Title:	Interim Chief Financial Officer

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